Exhibit 99.1
Cerner Reports Fourth Quarter and Full-Year 2010 Results
Strong Bookings, Revenue, Earnings and Cash Flow
KANSAS CITY, Mo. — Feb. 8, 2011 — Cerner Corporation (Nasdaq: CERN) today announced results for the 2010 fourth quarter that ended Jan. 1, 2011, delivering strong levels of bookings, revenue, earnings and cash flow.
Bookings in the fourth quarter of 2010 were $626.2 million, significantly above the guidance range of $490 million to $530 million and second only to the all-time high level of $680.4 million in the fourth quarter of 2009. Full year 2010 bookings were a record $1.99 billion, up 9% compared to 2009 bookings of $1.83 billion.
Fourth quarter revenue was $500.2 million, up 7 percent compared to $466.3 million in the year-ago period. Full year 2010 revenue was $1.85 billion, up 11% compared to 2009 revenue of $1.67 billion.
On a Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2010 net earnings were $70.6 million and diluted earnings per share were $0.82. Fourth quarter 2009 GAAP net earnings were $60.5 million and diluted earnings per share were $0.71. For the full year, 2010 GAAP net earnings were $237.3 million and diluted earnings per share were $2.78. Full year 2009 GAAP net earnings were $193.5 million and diluted earnings per share were $2.31.
Adjusted (non-GAAP) Earnings
Adjusted fourth quarter 2010 net earnings were $75.0 million, an increase of 18 percent compared to $63.4 million of adjusted net earnings in the fourth quarter of 2009. Adjusted diluted earnings per share were $0.87 in the fourth quarter of 2010 compared to $0.75 of adjusted diluted earnings per share in the fourth quarter of 2009. Analysts’ consensus estimate for fourth quarter 2010 adjusted diluted earnings per share was $0.84. For the full year 2010, adjusted net earnings were $252.8 million and adjusted diluted earnings per share were $2.96, compared to full year 2009 adjusted net earnings of $204.0 million and adjusted diluted earnings per share of $2.43.
Adjusted Net Earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”
Adjusted fourth quarter 2010 and 2009 net earnings and diluted earnings per share exclude share based compensation expense, which reduced fourth quarter 2010 net earnings and diluted earnings per share by $4.3 million and $0.05, respectively, and reduced fourth quarter 2009 net earnings and diluted earnings per share by $2.9 million and $0.04, respectively. Share based compensation expense reduced full year 2010 net earnings and diluted earnings per share by $15.6 million and $0.18, respectively, and reduced full year 2009 net earnings and diluted earnings per share by $10.6 million and $0.12, respectively.
Other Fourth Quarter and Full Year 2010 Highlights:
•	Fourth quarter cash collections of $497.6 million and operating cash flow of $121.7 million. For the full year, cash collections were $1.90 billion and operating cash flow was $456.4 million.

•	Fourth quarter free cash flow of $75.6 million. For the full year, free cash flow was a record $273.2 million, up 98% from $138.3 million in 2009. Free cash flow is a non-GAAP financial measure defined as operating cash flow less capital expenditures and capitalized software. For more detail, please see the accompanying schedule, titled “Reconciliation of GAAP Operating Cash Flow to non-GAAP Free Cash Flow.”

•	Days sales outstanding of 87 days compared to 91 days in the third quarter of 2010 and 90 days in the year-ago quarter.

•	Total revenue backlog of $4.94 billion, up 17 percent over the year-ago quarter. This is comprised of $4.29 billion of contract backlog and $655 million of support and maintenance backlog.
“We are pleased with our exceptional results in the fourth quarter and full-year 2010, including record cash flow and strong bookings, revenue and earnings,” said Neal Patterson, Cerner chairman, CEO, president and co-founder. “Our results reflect strong performance in what we believe is the beginning of a multi-year period of increased demand for our solutions and services driven by stimulus, healthcare reform, and other regulatory requirements, such as ICD-10 codes, that will require healthcare providers to make IT investments to operate effectively in the increasingly complex healthcare industry. During the year, we also made great progress at rolling out new services, such as Cerner ITWorksSM and Cerner RevWorksSM, that we believe will be major contributors to growth in coming years, and we introduced our Healthe Intent™ platform, a cloud-based platform that will serve as the foundation for many future offerings,” Patterson said.
Future Period Guidance
Cerner currently expects:
•	First quarter 2011 revenue between $475 million and $490 million.

•	First quarter 2011 adjusted diluted earnings per share before share based compensation expense between $0.73 and $0.77.

•	First quarter 2011 new business bookings between $435 million and $465 million.

•	Full-year 2011 revenue between $2.05 billion and $2.10 billion.

•	Full-year 2011 adjusted diluted earnings per share before share based compensation expense between $3.50 and $3.60.

•	Share based compensation expense to reduce diluted earnings per share by approximately $0.05 in the first quarter of 2011 and between $0.20 and $0.22 for the year.
Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on third quarter results at 3:30 p.m. CT on Feb. 8. The dial-in number for the conference call is (617) 786-4512; the passcode is Cerner. The company recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, Feb. 8 through 11:59 p.m. CT, Feb. 11. The dial-in number for the re-broadcast is (888) 286-8010; the passcode is 73280679.
An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Cerner section (click Investor Relations, then Presentations and Webcasts).
About Cerner
Cerner is transforming healthcare by eliminating error, variance and waste for healthcare providers and consumers around the world. Cerner® solutions optimize processes for healthcare organizations ranging in size from single-doctor practices, to health systems, to entire countries, for the pharmaceutical and medical device industries, employer health and wellness services industry and for the healthcare commerce system. These solutions are licensed by more than 9,000 facilities around the world, including approximately 2,600 hospitals; 3,500 physician practices covering more than 30,000 physicians; 500 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 800 home-health facilities; and 1,600 retail pharmacies. The trademarks, service marks and logos (collectively, the “Marks”) set forth herein are registered and unregistered trademarks and/or service marks owned by Cerner Corporation and/or its subsidiaries in the United States and certain other countries throughout the world. Nasdaq: CERN. For more information about Cerner, please visit www.cerner.com, Twitter, Facebook, and YouTube.

This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “believe”, “guidance” and “expects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the United States and non-U.S. countries; risks associated with our recruitment and retention of key personnel; risks related to our reliance on third party suppliers; risks inherent with business acquisitions; losses due to asset impairment charges; uncertainty in global economic conditions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; the volatility in the trading price of our common stock; and, our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Kelli Christman, (816) 885-4342, kelli.christman@cerner.com
Cerner’s Internet Home Page: www.cerner.com
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CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended January 1, 2011 and January 2, 2010
(unaudited)

	Three Months Ended		Years Ended
(In thousands, except per share data)	2010 (1)	2009 (1)	2010 (1)	2009 (1)
Revenues
System sales	$164,500	$171,745	$550,792	$504,561
Support, maintenance and services	327,068	287,410	1,266,977	1,136,871
Reimbursed travel	8,633	7,166	32,453	30,432

Total revenues	500,201	466,321	1,850,222	1,671,864

Margin
System sales	98,532	117,246	329,737	317,935
Support, maintenance and services	306,756	269,776	1,200,129	1,072,731

Total margin	405,288	387,022	1,529,866	1,390,666

Operating expenses
Sales and client service	200,209	184,238	767,152	700,639
Software development	70,827	74,473	272,851	271,051
General and administrative	30,919	35,151	130,530	126,970

Total operating expenses	301,955	293,862	1,170,533	1,098,660

Operating earnings	103,333	93,160	359,333	292,006

Interest income	2,776	2,744	10,347	8,801
Interest expense	(1,628)	(2,149)	(6,908)	(8,493)
Other income (expense), net	6	(47)	(560)	367

Total other income (expense), net	1,154	548	2,879	675

Earnings before income taxes	104,487	93,708	362,212	292,681
Income taxes	(33,850)	(33,212)	(124,940)	(99,216)

Net earnings	$70,637	$60,496	$237,272	$193,465

Basic earnings per share	$0.85	$0.74	$2.88	$2.39

Basic weighted average shares outstanding	82,994	81,676	82,458	80,981

Diluted earnings per share	$0.82	$0.71	$2.78	$2.31

Diluted weighted average shares outstanding	85,843	84,815	85,424	83,882

Note 1:	Operating expenses for the three and twelve months ended January 1, 2011 and January 2, 2010 include share-based compensation expense. The impact of this expense on net earnings is presented below:

	Three Months Ended		Years Ended
	2010	2009	2010	2009
Sales and client service	$3,357	$2,151	$11,080	$7,552
Software development	1,960	1,240	6,863	4,374
General and administrative	1,683	1,240	6,960	4,916

Total share based compensation	7,000	4,631	24,903	16,842
Amount of related income tax benefit	(2,667)	(1,725)	(9,329)	(6,274)

Net impact on net earnings	$4,333	$2,906	$15,574	$10,568

Decrease to diluted earnings per share	$0.05	$0.04	$0.18	$0.12

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS1
For the three and twelve months ended January 1, 2011 and January 2, 2010
(unaudited)
RECONCILIATION OF ADJUSTED NET EARNINGS AND ADJUSTED DILUTED
     EARNINGS PER SHARE TO GAAP NET EARNINGS AND DILUTED EARNINGS PER SHARE1

	Three Months Ended		Years Ended
(In thousands, except per share data)	2010	2009	2010	2009

Net Earnings
Net earnings	$70,637	$60,496	$237,272	$193,465
Share-based compensation expense[2]	7,000	4,631	24,903	16,842
Income tax benefit of share-based compensation[2]	(2,667)	(1,725)	(9,329)	(6,274)

Adjusted net earnings (non-GAAP)	$74,970	$63,402	$252,846	$204,033

	Three Months Ended		Years Ended
	2010	2009	2010	2009

Diluted Earnings Per Share
Diluted earnings per share[2]	$0.82	$0.71	$2.78	$2.31
Share-based compensation expense (net of tax)[2]	0.05	0.04	0.18	0.12

Adjusted diluted earnings per share (non-GAAP)	$0.87	$0.75	$2.96	$2.43

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP FREE CASH FLOW[1]

	Three Months Ended		Years Ended
(In thousands)	2010	2009	2010	2009

Cash flows from operating activities	$121,747	$108,133	$456,444	$347,291
Capital purchases [3]	(26,970)	(41,402)	(102,311)	(131,265)
Capitalized software development costs [3]	(19,196)	(19,049)	(80,979)	(77,747)

Free cash flow (non-GAAP)	$75,581	$47,682	$273,154	$138,279

Note 1:	The presentation of Adjusted Net Earnings and Free Cash Flow, non-GAAP financial measures, are not meant to be considered in isolation, as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Adjusted Net Earnings and Free Cash Flow may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. The Company believes that Adjusted Net Earnings and Free Cash Flow are important to enable investors to better understand and evaluate its ongoing operating results and allows for greater transparency in the review of its overall financial, operational and economic performance.

Note 2:	The Company provides earnings with and without stock options expense because earnings excluding this expense is used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

Note 3:	The Company provides cash flow with and without capital purchases and software development cost because operating cash flows excluding these expenditures is used by management along with GAAP results to analyze its earnings quality and overall cash generation of the business.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of January 1, 2011 (unaudited) and January 2, 2010

(In thousands)	2010	2009

Assets

Cash and cash equivalents	$214,511	$241,723
Short-term investments	356,501	317,113
Receivables, net	476,905	461,411
Inventory	11,036	11,242
Prepaid expenses and other	83,272	106,791
Deferred income taxes	3,836	8,055

Total current assets	1,146,061	1,146,335

Property and equipment, net	498,829	509,178
Software development costs, net	244,848	233,265
Goodwill	161,374	151,479
Intangible assets, net	38,468	33,719
Long-term investments	264,467	—
Other assets	68,743	74,591

Total assets	$2,422,790	$2,148,567

Liabilities and Stockholders’ Equity

Accounts payable	$65,035	$36,893
Current installments of long-term debt	24,837	25,014
Deferred revenue	109,351	137,095
Accrued payroll and tax withholdings	86,921	80,093
Other accrued expenses	19,788	79,008

Total current liabilities	305,932	358,103

Long-term debt	67,923	95,506
Deferred income taxes and other liabilities	126,215	98,372
Deferred revenue	17,303	15,788

Total liabilities	517,373	567,769

Stockholders’ Equity

Common stock	840	826
Additional paid-in capital	645,815	557,545
Retained earnings	1,290,835	1,053,563
Treasury stock	(28,002)	(28,002)
Accumulated other comprehensive loss, net	(4,191)	(3,254)

Total Cerner Corporation stockholders’ equity	1,905,297	1,580,678
Noncontrolling interest	120	120

Total stockholders’ equity	1,905,417	1,580,798

Total liabilities and stockholders’ equity	$2,422,790	$2,148,567